FOR IMMEDIATE RELEASE

Company Contact
Robert L. LaPenta, Jr.
Vice President -Chief Accounting Officer and Treasurer
(609) 387-7800, ext. 1216

BURLINGTON COAT FACTORY EXPLORING STRATEGIC ALTERNATIVES

Burlington, NJ - June 27, 2005- Burlington Coat Factory Warehouse Corporation (NYSE: BCF) announced today that its Board of Directors is exploring possible strategic alternatives for the Company to enhance stockholder value. The Company stated that no decision has been made to engage in a transaction or transactions resulting from the Board's exploration of strategic alternatives, and there can be no assurance that any transaction will occur or, if undertaken, the terms or timing thereof.

Burlington Coat Factory has retained Goldman Sachs & Co. as its financial advisor to assist in this process.

Statements made in this press release that are forward-looking (within the meaning of the Private Securities Litigation Reform Act of 1995) are not historical facts and involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: general economic conditions; consumer demand; consumer preferences; weather patterns; competitive factors, including pricing and promotional activities of major competitors; the availability of desirable store locations on suitable terms; the availability, selection and purchasing of attractive merchandise on favorable terms; import risks; the Company's ability to control costs and expenses; unforeseen computer related problems; any unforeseen material loss or casualty; the effect of inflation; and other factors that may be described in the Company's filings with the Securities and Exchange Commission. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied will not be realized.